AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT

          This Amendment No. 1 (the "Amendment") to Amended and Restated Loan Agreement dated as of September 19, 1997 is entered into with reference to the Amended and Restated Loan Agreement (the "Loan Agreement") dated as of March 7, 1997 among Mirage Resorts, Incorporated, a Nevada corporation ("Borrower"), the Banks, Co-Arrangers, Co-Agents and Documentation Agent referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrower and the Administrative Agent (acting with the consent of the Requisite Banks) agree as follows:

     1.   AMENDMENT TO LEVERAGE RATIO.  Section 6.6 of the Loan
Agreement is hereby amended to read in full as follows:

     "6.6 LEVERAGE RATIO. Permit the Leverage Ratio, as of the last day of any Fiscal Quarter described below, to be greater than the ratio set forth opposite that Fiscal
     Quarter:

               PERIOD OR FISCAL QUARTER           RATIO
               ________________________           _____

          Fiscal Quarters ending during the
          period from Closing Date through
          and including December 31, 1997        4.00 to 1.00

          Fiscal Quarters ending March 31,
          1998 and June 30, 1998                 5.00 to 1.00

          Fiscal Quarter ending September 30,
          1998                                   5.85 to 1.00

          Fiscal Quarter ending December 31,
          1998                                   5.00 to 1.00

          Later Fiscal Quarters                  4.00 to 1.00."

     2. CERTAIN ADJUSTMENTS TO LEVERAGE RATIO. In the event that as of the last day of the Fiscal Quarter ending December 31, 1998, Bellagio has been open for business for less than a full Fiscal Quarter (and the Adjusted EBITDA of Bellagio is therefore not included in Annualized Adjusted EBITDA pursuant

                           EXHIBIT 10.9
to clause (b) of the definition thereof) but has been open for business for at least 30 days, Annualized Adjusted EBITDA shall, for purposes of computation of the Leverage Ratio as of that date, be increased by an amount equal to (a) Adjusted EBITDA of Bellagio for the period for which Bellagio has then been open for business, divided by (b) the integral number of days in the period for which Bellagio has been open for business, times (c) 182.5.

     3.   CONDITIONS PRECEDENT.  This effectiveness of this
Amendment shall be conditioned upon the receipt by the Administrative Agent of written consents hereto from the Requisite Banks.

     4. REPRESENTATION AND WARRANTY. Borrower represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

     5. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrower and the Administrative
Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                      MIRAGE RESORTS, INCORPORATED


                      By: DANIEL R. LEE
                          Daniel R. Lee, Chief Financial Officer

                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as Administrative
                         Agent

                         By: JANICE HAMMOND
                             Janice Hammond, Vice President



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